Calculation of Filing Fee Tables
SF-3
GMF Leasing LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series GMALT 2026-3	457(s)	137,220,000	$ 1.00	$ 137,220,000.00	0.0001381	$ 18,950.08
Fees to be Paid	2	Asset-Backed Securities	Class A-2-A Asset Backed Notes and Class A-2-B Asset-Backed Notes, Series GMALT 2026-3	457(s)	385,220,000	$ 1.00	$ 385,220,000.00	0.0001381	$ 53,198.87
Fees to be Paid	3	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series GMALT 2026-3	457(s)	315,180,000	$ 1.00	$ 315,180,000.00	0.0001381	$ 43,526.36
Fees to be Paid	4	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series GMALT 2026-3	457(s)	67,860,000	$ 1.00	$ 67,860,000.00	0.0001381	$ 9,371.47
Fees to be Paid	5	Asset-Backed Securities	Class B Asset-Backed Notes, Series GMALT 2026-3	457(s)	49,450,000	$ 1.00	$ 49,450,000.00	0.0001381	$ 6,829.05
Fees to be Paid	6	Asset-Backed Securities	Exchange Note	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 954,930,000.00		$ 131,875.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,871.70
			Net Fee Due:						$ 124,004.13
Offering Note
[1]	(1) The Proposed Maximum Offering Price Per Unit and the Maximum Offering Aggregate Price are estimated solely for the purposes of calculating the Amount of Registration Fee. (2) Pursuant to Rules 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the Amount of Registration Fee related to the asset-backed notes offered hereby is paid herewith.

[2]	(1) The Proposed Maximum Offering Price Per Unit and the Maximum Offering Aggregate Price are estimated solely for the purposes of calculating the Amount of Registration Fee. (2) Pursuant to Rules 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the Amount of Registration Fee related to the asset-backed notes offered hereby is paid herewith.

[3]	(1) The Proposed Maximum Offering Price Per Unit and the Maximum Offering Aggregate Price are estimated solely for the purposes of calculating the Amount of Registration Fee. (2) Pursuant to Rules 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the Amount of Registration Fee related to the asset-backed notes offered hereby is paid herewith.

[4]	(1) The Proposed Maximum Offering Price Per Unit and the Maximum Offering Aggregate Price are estimated solely for the purposes of calculating the Amount of Registration Fee. (2) Pursuant to Rules 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the Amount of Registration Fee related to the asset-backed notes offered hereby is paid herewith.

[5]	(1) The Proposed Maximum Offering Price Per Unit and the Maximum Offering Aggregate Price are estimated solely for the purposes of calculating the Amount of Registration Fee. (2) Pursuant to Rules 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the Amount of Registration Fee related to the asset-backed notes offered hereby is paid herewith.

[6]	The exchange note issued by ACAR Leasing Ltd. will be backed by the pool of leases and leased vehicles owned by ACAR Leasing Ltd. The exchange note will be sold by AmeriCredit Financial Services, Inc. d/b/a GM Financial to GMF Leasing LLC and sold by GMF Leasing LLC to GM Financial Automobile Leasing Trust 2026-3. The exchange note is not being offered to investors under this prospectus or the registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	GMF Leasing LLC	SF-3	333-285619	05/14/2025		$ 7,871.70	Asset-Backed Securities	Class C Asset-Backed Notes, Series GMALT 2026-2		$ 57,000,000.00
Fee Offset Sources		GMF Leasing LLC	SF-3	333-285619		04/29/2026						$ 7,871.70
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has completed the offering related to the unsold securities for which a filing fee of $7,871.70 was previously paid on April 29, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date